UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 28, 2014 (February 28, 2014)

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX 75662
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (903) 983-6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 28, 2014, Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), announced that the Partnership and its wholly-owned subsidiary, Martin Midstream Finance Corp., a Delaware corporation, as co-issuers of their 8.875% Senior Notes due 2018 (the “Notes”), will redeem all of the outstanding Notes. The aggregate principal amount outstanding of the Notes is $175,000,000. The redemption price for the Notes will be equal to 104.438% of the principal amount thereof for a total payment to holders of the Notes of approximately $182,766,500 plus accrued interest. The redemption of the Notes is scheduled to occur on April 1, 2014.

The press release announcing the redemption is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By:     Martin Midstream GP LLC,
Its General Partner

Date: February 28, 2014    By:             /s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated February 28, 2014